Exhibit 10.5

Summary of the Advanced Magnetics, Inc. (the “Company”)

Change of Control Policy Applicable to Executive Officers

Change of Control:

Shall mean the first to occur of any of the following: (a) any “person” or “group” (as defined in the Securities Exchange Act of 1934) becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board of Directors of the Company; (b) any merger, consolidation or similar transaction involving the Company, other than a transaction in which the stockholders of the Company immediately prior to the transaction hold immediately thereafter in the same proportion as immediately prior to the transaction not less than 50% of the combined voting power of the then voting securities with respect to the election of the Board of Directors of the resulting entity; (c) any sale of all or substantially all of the assets of the Company; or (d) any other acquisition by a third party of all or substantially all of the business or assets of the Company, as determined by the Board of Directors of the Company, in its sole discretion.

Severance:

Executive officers of the Company that have not entered into alternative arrangements with the Company shall receive six months of severance pay (based on base salary) in the event such officers’ employment is terminated by the Company (or its successor) within the first year following a Change of Control of the Company.

Timing of Payments:

Severance shall be paid in equal installments over the severance period in accordance with the Company’s usual payroll schedule. It is intended that no payment pursuant to this policy will give rise to any adverse tax consequences pursuant to Section 409A of the Internal Revenue Code, as amended. The policy shall be interpreted and applied to that end, and no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under said Section 409A. Should there be a reasonable possibility that a provision of this policy could give rise to such adverse tax consequences, any payments or other benefits under this policy shall be paid as promptly as possible but without giving rise to any such adverse consequences.

Acceleration of

Vesting:

Upon a Change of Control, fifty percent (50%) of each executive officer’s then unvested options or other equity incentives shall become immediately vested. In the event any executive officer is terminated by the Company (or its successor) within one year following a Change of Control, the remaining fifty percent (50%) of the unvested options or other equity incentives held by such executive officer on the date of closing of the Change of Control event shall become immediately vested.